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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
IBIS TECHNOLOGY CORPORATIONS
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 31, 2004

Dear Stockholder,

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Ibis Technology Corporation (the "Company") to be held at 10:00 a.m. (local time) on Thursday, May 13, 2004 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923.

        At the Annual Meeting, three persons will be elected to the Board of Directors. The Company will also ask the stockholders to approve an amendment to it's Amended and Restated 1997 Employee, Director and Consultant Stock Option Plan to increase by 300,000 shares the aggregate number of shares of Common Stock for which stock options may be granted under this plan, and to ratify the selection of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2004. The Board of Directors believes that the matters you will be asked to vote on at the Annual Meeting are in the best interest of the Company, and urge you to vote FOR all of the proposals. The reasons are more fully explained in the accompanying proxy statement.

        We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                      Sincerely,

                      MARTIN J. REID
                      President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.
PLEASE RETURN YOUR PROXY PROMPTLY.

IBIS TECHNOLOGY CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held May 13, 2004

To the Stockholders of Ibis Technology Corporation:

        NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders of Ibis Technology Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, May 13, 2004 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 at 10:00 a.m. (local time) for the following purposes:

1.
To elect three members to the Board of Directors to serve for a term ending in 2007 and until their successors are duly elected and qualified.

2.
To consider and act upon a proposal to approve an amendment to the Company's Amended and Restated 1997 Employee, Director and Consultant Stock Option Plan to increase by 300,000 shares the aggregate number of shares of Common Stock for which stock options may be granted under this plan.

3.
To consider and act upon a proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2004.

4.
To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

        The Board of Directors has fixed the close of business on March 19, 2004 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

        All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                      BY ORDER OF THE BOARD OF DIRECTORS

                      Debra L. Nelson
                      Clerk

March 31, 2004

IBIS TECHNOLOGY CORPORATION
32 Cherry Hill Drive
Danvers, MA 01923
978-777-4247

PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ibis Technology Corporation (the "Company"), a Massachusetts corporation, of proxies, in the accompanying form, to be used at the 2004 Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 on Thursday, May 13, 2004 at 10:00 a.m. (local time), and any adjournments thereof (the "Meeting").

        This Proxy Statement and the accompanying proxy are being mailed on or about March 29, 2004 to all Stockholders entitled to notice of and to vote at the Meeting.

        The close of business on March 19, 2004 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 19, 2004, the Company had 10,651,620 shares of Common Stock outstanding and entitled to vote. Holders of record of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

        Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR Notice Items 1, 2, and 3. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.008 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

        The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required for the election of Directors. With respect to all other matters to be acted upon at the Meeting, the affirmative vote of a majority of the total number of shares voted either for or against the proposal at the Meeting is required to approve a proposal. The tabulation of votes on all proposals, abstentions and broker non-votes have no effect on the vote.

        The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. In addition to the solicitation of proxies by mail, D.F. King & Co., Inc. will assist in the solicitation of proxies at a cost of approximately $5,000 plus reimbursement of expenses.

        The Annual Report to Stockholders for the fiscal year ended December 31, 2003 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

SHARE OWNERSHIP

        The following table sets forth certain information as of February 29, 2004 concerning the ownership of Common Stock by (i) each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the Board of Directors, (iii) each executive officer named in the Summary Compensation Table on p. 9 hereof, and (iv) all current directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name and Address**	Number	Percent
Martin J. Reid (2)	229,791	2.1%
Julian G. Blake, Ph.D. (3)	111,961	*
Debra L. Nelson, C.P.A. (4)	72,637	*
Angelo V. Alioto (5)	71,995	*
Robert P. Dolan (6)	50,815	*
Gerald T. Cameron (7)	54,137	*
Robert L. Gable (8)	30,000	*
Leslie B. Lewis (9)	22,050	*
Lamberto Raffaelli (10)	13,000	*
Donald F. McGuinness (11)	9,950	*
Dimitri Antoniadis, Ph.D. (12)	8,750	*
Cosmo S. Trapani (13)	—	*
Executive Officers and Directors as a group (12 Persons)(13)	675,086	6.3%

*
Represents beneficial ownership of less than 1% of the outstanding Common Stock.

(1)
The number of shares of Common Stock issued and outstanding on February 29, 2004 was 10,651,620. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at February 29, 2004, plus shares of Common Stock subject to options held by such person or group at February 29, 2004 and exercisable within 60 days thereafter. The Company believes that all the persons and entities named in the Table have the sole voting and investment power with respect to all the shares as beneficially owned by them, except as noted below.

(2)
Includes 228,791 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(3)
Includes 92,855 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(4)
Includes 67,737 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(5)
Includes 49,272 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(6)
Includes 40,507 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(7)
Includes 27,500 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(8)
Consists of 15,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(9)
Includes 13,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(10)
Consists of 10,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(11)
Consists of 8,950 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(12)
Consists of 8,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of February 29, 2004.

(13)
See footnotes 2 through 12 above.

MANAGEMENT

Directors

        The Company's Restated Articles of Organization, as amended (the "Articles of Organization"), and Restated By-Laws (the "By-Laws") provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Articles of Organization and By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term which expires at the upcoming Meeting (the "Class I directors"), Donald F. McGuinness and Lamberto Raffaelli constitute a class with a term which expires in 2005 (the "Class II directors") and Leslie B. Lewis and Cosmo S. Trapani constitute a class with a term ending in 2006 (the "Class III directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        On February 19, 2004, the Board of Directors voted to nominate Dimitri Antoniadis, Robert L. Gable and Martin J. Reid for election at the Meeting for a term of three years to serve until the 2007 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Donald F. McGuinness and Lamberto Raffaelli (Class II directors) and Leslie B. Lewis and Cosmo S. Trapani (Class III directors) will serve until the Annual Meeting of Stockholders to be held in 2005 and 2006, respectively, and until their respective successors have been elected and qualified.

        The Board of Directors has determined that, with the exception of Martin J. Reid who is an executive officer of the Company, all of the members of the Board of Directors are "independent directors" within the meaning of Rule 4200 of the National Association of Securities Dealers, Inc. ("NASD").

        The names of the Company's current directors and certain information about them are set forth below:

Name	Age	Position
Martin J. Reid	62	President, Chief Executive Officer, and Chairman
Dimitri Antoniadis, Ph.D.	57	Director
Robert L. Gable (1)	73	Director
Leslie B. Lewis (1) (2)	63	Director
Donald F. McGuinness	71	Director
Lamberto Raffaelli (2)	53	Director
Cosmo S. Trapani (2)	65	Director

(1)
Member of the Compensation Committee

(2)
Member of the Audit Committee

        The following is a brief summary of the background of each director of the Company:

        Martin J. Reid joined Ibis in December 1997 as President and Chief Executive Officer and as a director. In May 2000, Mr. Reid was elected to serve as Chairman of the Company's Board of Directors. From 1991 to 1996, Mr. Reid was President and Chief Executive Officer of Alpha Industries (now known as Skyworks Solutions), a publicly held manufacturer of a broad range of Gallium Arsenide products and silicon integrated circuits for the semiconductor industry. He served as a director of Alpha Industries from

1985 to January 1998 and of Asahi America from 1997 to November 1999, which merged with Asahi Organic Chemical in December 1999.

        Dimitri Antoniadis, Ph.D. was appointed to the Board of Directors in 1996. He is a Professor of Electrical Engineering at Massachusetts Institute of Technology (MIT) and has been a member of the faculty since 1978.

        Robert L. Gable was appointed to the Board of Directors in 1997. He has been a director and advisor (November 1998—October 1999), Chairman (June 1990—July 1998) and Chief Executive Officer (June 1990—October 1997) of Unitrode Corporation, a publicly held company which was acquired by Texas Instruments in October 1999. Mr. Gable is also a director of New England Business Service, Inc., a publicly held company.

        Leslie B. Lewis was appointed to the Board of Directors in 1998. From 1985 to 2003, he was President of Asahi America, Inc., a publicly held company, which merged with Asahi Organic Chemical in December 1999. He was Chief Executive Officer of Asahi from 1989 to 2003 and Chairman from 1996 to 2003. In January 2004 Mr. Lewis was appointed Operations Partner of Watermill Ventures, a private strategic investment firm.

        Donald F. McGuinness was appointed to the Board of Directors in 1996. He has been the Chairman (November 1988—present), President and Chief Executive Officer (November 1988 to February 1999) of White Electronic Designs, Inc., a publicly held company which was acquired by Bowmar Instrument Corporation in October 1998.

        Lamberto Raffaelli was appointed to the Board of Directors in 1998. In May 2001, he founded privately held LNX Corporation and serves as President and Chief Executive Officer. From 1994 to December 2000, he was President and Chief Executive Officer of Arcom, Inc., which was acquired by Quadrant-Vectron, a division of Dover Corporation International, in September 1999.

        Cosmo S. Trapani was appointed to the Board of Directors in 2003. From 1990 to 1999 he was Executive Vice President and Chief Financial Officer of Unitrode Corporation, a publicly held company. From 1999 to 2000 he was Senior Vice President and Chief Financial Officer of Circor International, a publicly held company and from 2000 to 2002 Mr. Trapani was Vice President and Chief Financial Officer of PRI Automation, a publicly held company.

Committees of the Board of Directors and Meetings

        Meeting Attendance.    The Board of Directors held four regular meetings, two special meetings and acted by unanimous written consent on one occasion during the fiscal year ended December 31, 2003. No director attended fewer than 75% of the total number of regular meetings of the Board and of committees of the Board on which he served during fiscal 2003.

        Audit Committee.    The Audit Committee has three members and currently consists of Lamberto Raffaelli, Leslie B. Lewis and Cosmo S. Trapani, none of which is an officer or employee of the Company. Mr. Trapani was appointed to the Audit Committee in November 2003. In October 2003, the Audit Committee consisted of Lamberto Raffaelli, Leslie B. Lewis and Donald F. McGuinness. The Audit Committee met five times in 2003. The Audit Committee reviews the engagement of the Company's independent accountants, reviews quarterly and annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. The Audit Committee has determined that Mr. Trapani is an "audit committee financial expert" within the meaning of Rule 4350 of the NASD. All of the members of the Audit Committee are independent directors within the meaning of Rule 4200 of the NASD.

        Compensation Committee.    The Compensation Committee has two members and currently consists of Robert L. Gable and Leslie B. Lewis. The Compensation Committee met three times during fiscal 2003 and acted by unanimous written consent on one occasion. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to help ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further, administers stock and employee benefit plans, including the Company's 1993 Employee, Director and Consultant Stock Option Plan (the "1993 Plan"), the Amended and Restated 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") and the Ibis Technology Corporation 2000 Employee Stock Purchase Plan. All of the members of the Compensation Committee are independent directors within the meaning of Rule 4200 of the NASD.

        Nominating Committee.    The Company does not have a standing Nominating Committee. Due to the size of the Company and the resulting efficiency of a Board of Directors that is also limited in size, as well as the lack of turnover in Ibis' Board of Directors, the Board of Directors has determined that it is not necessary or appropriate at this time to establish a separate Nominating Committee. Potential candidates are discussed by the entire Board of Directors, and director nominees are selected by a majority of the independent directors meeting in executive session. All of the nominees recommended for election to the Board of Directors at the Annual Meetings are directors standing for re-election.

        The Board of Directors believes that it is necessary that the majority of the Board of Directors be comprised of independent directors as set forth in the Marketplace Rules 4200 and 4350 of The NASDAQ Stock Market, Inc. and it is desirable to have at lease one financial expert on the Board of Directors as set forth in section 401(h) of the Regulation S-K under the federal securities laws. When considering potential director candidates, the Board also considers the candidate's character, judgment, diversity, age, skills, including financial literacy, and experience in the context of the needs of the Company and the Board of Directors. In 2003 we did not pay any fees to any third party to assist in identifying or evaluating potential nominees.

        The Company's By-laws include a procedure whereby its stockholders can nominate persons for election to the Board of Directors. The Board of Directors will consider director candidates recommended by the Company's stockholders in a similar manner as those recommended by members of management or other directors, provided the stockholder submitting such nomination has complied with the procedures set forth in its By-laws. To date, the Company has not received any recommended nominees from any non-management stockholder or group of stockholders that beneficially owns five percent of its voting stock.

        Compensation Committee Interlocks and Insider Participation.    The Compensation Committee consists of two members, Leslie B. Lewis and Robert L. Gable, neither of whom is an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Stockholder Communications with the Board of Directors

        The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our Company Clerk at our principal executive offices located at 32 Cherry Hill Drive, Danvers, Massachusetts 01923. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the Company, (ii) the name and address of the stockholder sending such communication, as they appear on the Company's books, and (iii) the class and number of shares of Ibis that are beneficially owned by such stockholder. The Company Clerk will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Company Clerk has the authority to discard the communication or to take appropriate legal action regarding such communication.

Code of Ethical Conduct

        The Company has adopted a Code of Ethical Conduct that applies to all officers, directors, employees and consultants. The Code of Ethical Conduct is intended to comply with Item 406 of Regulation S-K of the Securities Exchange Act of 1934 and with applicable rules of The NASDAQ Stock Market, Inc. The Company's Code of Ethical Conduct and its Financial Information Integrity Policy are available on the Company's web site at www.ibis.com, free of charge.

Compensation of Directors

        Pursuant to either the 1993 Plan or the 1997 Plan, each non-employee director of the Company then serving as a director is automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock following each Annual Meeting of Stockholders of the Company, and any new non-employee directors will be automatically granted non-qualified stock options to purchase 1,250 shares of Common Stock upon election to the Board. These options vest in full immediately prior to the annual meeting following the date the options are granted and have an exercise price equal to the fair market value of the Common Stock on the date of grant.

        Non-employee directors of the Company have been automatically granted the following options under the 1993 and 1997 Plans as of December 31, 2003:

Director	Aggregate Option Grants	Weighted Average Exercise Price
Dimitri Antoniadis, Ph.D.	10,000(1)	$14.37
Donald F. McGuinness	10,000(1)	$14.37
Robert L. Gable	8,750(1)	$16.02
Leslie B. Lewis	7,500(1)	$16.76
Lamberto Raffaelli	7,500(1)	$16.76
Cosmo S. Trapani	1,250(1)	$9.01

    (1)
    All options have vested with the exception of options for 1,250 shares granted immediately following the Company's 2003 Annual Meeting and 1,250 shares granted to Cosmo S. Trapani upon his election to the Board of Directors in August 2003. Such options were granted at exercise prices of $4.73 and $9.01, respectively, and vest in full immediately prior to this year's Meeting.

        In addition, Dr. Antoniadis and Messrs. McGuinness, Gable, Lewis, Raffaelli and Trapani were each granted an option to purchase 7,500 shares upon their election to the Board of Directors in July 1996, July 1996, July 1997, November 1998, November 1998 and August 2003, respectively, at exercise prices of $6.50, $6.50, $9.75, $10.44, $10.44 and $9.01, respectively. Each of these options vested, or will vest, in three equal annual installments commencing one year from the date of grant.

        The Company pays each non-employee director (Dr. Antoniadis, Mr. McGuinness, Mr. Gable, Mr. Lewis, Mr. Raffaelli and Mr. Trapani) $1,000 for each meeting of the Board of Directors and committees of the Board that each of them attends, $250 for each telephonic Board and committee meetings in which they participate and reimburses each of them for their expenses incurred in attending such meetings. In 2003, the aggregate amount of compensation and reimbursement for such expenses paid to all of these directors was approximately $33,750.

Executive Officers

        The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. Except for the Chief Executive Officer, who has an employment agreement with the Company, all executive officers serve at the pleasure of the Board of Directors.

Name	Age	Position
Gerald T. Cameron	48	Chief Operating Officer
Debra L. Nelson, C.P.A.	40	Chief Financial Officer, Treasurer and Clerk
Angelo V. Alioto	57	Vice President of Sales and Marketing
Julian G. Blake, Ph.D.	59	Vice President of Engineering
Robert P. Dolan	44	Vice President of Wafer Manufacturing

        Gerald T. Cameron joined the Company in March 2002 as Operations Manager and was appointed Chief Operating Officer in May 2002. Mr Cameron was most recently Vice President and General Manager of the Electron Beam Review Division of KLA-Tencor Corporation. Prior to his work at KLA-Tencor, he was President and COO of Amray, Inc., a privately owned provider of scanning electron microscope based defect review tools, which was acquired by KLA-Tencor in April 1998.

        Debra L. Nelson returned to Ibis in February 1998 as Chief Financial Officer, Treasurer and Clerk. From November 1996 to January 1998, Ms. Nelson was Chief Financial Officer of Rockport Trade Systems, Inc. Ms. Nelson originally joined Ibis in January 1990 and became the Controller in May 1992, and its Treasurer and Clerk in December 1993.

        Angelo V. Alioto joined the Company in 1990 as a Regional Sales Manager, became Worldwide Sales Manager, in 1991 and was elected as Vice President of Sales in December 1993 and Vice President of Marketing in January 1996.

        Julian G. Blake, Ph.D. joined the Company in 1998 as Director of Technology. In February 1999, he was appointed Vice President of Engineering. From 1983 to 1998, Dr. Blake was Technical Director at the Flat Panel Division and Chief Scientist at the Semiconductor Equipment Operations of Eaton Corporation (now known as Axcelis Technologies), a publicly held manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and semiconductor markets.

        Robert P. Dolan, joined the Company in 1988 as Production Manager. In January 1997, he was appointed Vice President of Wafer Manufacturing.

EXECUTIVE COMPENSATION

        The following table summarizes the compensation for services rendered to the Company in all capacities during the Company's last three fiscal years paid to or earned by: (i) the Chief Executive Officer of the Company (the "CEO") and (ii) the four most highly compensated executive officers of the Company (other than the CEO) as of December 31, 2003 whose salary and bonus earned during fiscal 2003 exceeded $100,000 (all of these officers are referred to herein collectively as the "Named Executive Officers"). Information is provided for each fiscal year in which an individual served as our Chief Executive Officer and for each other executive officer listed only for the fiscal years in which they earned more than $100,000.

Summary Compensation Table

Long-term Compensation Awards
Annual Compensation(1)
Name and Principal Position	Fiscal Year				Securities Underlying Options(#)	All Other Compensation($)
		Salary($)		Bonus($)
Martin J. Reid President, Chief Executive Officer and Chairman	2003 2002 2001	$ $ $	212,385 231,804 218,140	— — —	30,517 30,000 40,083	$ $ $	3,168(2 1,296(2 3,477(2	) ) )
Debra L. Nelson Chief Financial Officer, Treasurer and Clerk	2003 2002 2001	$ $ $	127,188 140,489 130,403	— — —	9,326 10,000 18,975	$ $ $	240(2 720(2 2,021(2	) ) )
Angelo V. Alioto Vice President Marketing and Sales	2003 2002 2001	$ $ $	129,484 143,690 137,328	— — —	11,319 5,000 23,045	$ $ $	1,032(2 720(2 2,079(2	) ) )
Julian G. Blake, Ph.D. Vice President Engineering	2003 2002 2001	$ $ $	139,633 153,900 144,842	— — —	16,739 12,000 24,211	$ $ $	1,393(2 933(2 2,380(2	) ) )
Robert P. Dolan Vice President Manufacturing	2003 2001 2001	$ $ $	127,867 129,675 106,193	— — —	9,017 10,000 19,515	$ $ $	240(2 240(2 238(2	) ) )

(1)
The annual compensation figures in 2001 and 2003 for the Named Executive Officers reflect temporary reductions in salary as a result of a cost reduction initiatives in those years.

(2)
All Other Compensation for Mr. Reid, Ms. Nelson, Mr. Alioto, Dr. Blake and Mr. Dolan during 2003 represents premiums paid by the Company with respect to term life insurance for their benefit.

Option Grants

        The following table sets forth certain information regarding each stock option granted to a Named Executive Officer during fiscal 2003.

Option Grants During Year Ended December 31, 2003

	Individual Grants						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
% of Total Options Granted to Employees in Fiscal Year
Number of Securities Underlying Options Granted(#)(1)
Name				Exercise Price ($/Share)(2)		Expiration Date
							5%		10%
Martin J. Reid	15,000 9,517 6,000	6 4 2	% % %	$ $ $	4.75 9.01 10.70	02/06/13 08/26/13 09/01/13	$ $ $	44,888 54,021 40,446	$ $ $	113,288 136,340 102,078
Debra L. Nelson	5,000 4,326	2 2	% %	$ $	4.75 9.01	02/06/13 08/26/13	$ $	14,963 24,556	$ $	37,763 61,974
Angelo V. Alioto	2,000 4,319 5,000	1 2 2	% % %	$ $ $	4.75 9.01 10.70	02/06/13 08/26/13 09/01/13	$ $ $	5,985 24,516 33,705	$ $ $	15,105 61,874 85,065
Julian G. Blake, Ph.D.	5,000 4,739 7,000	2 2 3	% % %	$ $ $	4.75 9.01 10.70	02/06/13 08/26/13 09/01/13	$ $ $	14,963 26,900 47,187	$ $ $	37,763 67,890 119,091
Robert P. Dolan	5,000 4,017	2 2	% %	$ $	4.75 9.01	02/06/13 08/26/13	$ $	14,963 22,802	$ $	37,763 57,547

(1)
Options were granted pursuant to the 1997 Plan. All options are incentive stock options which vest in four equal annual installments commencing one year from the date of grant except those options granted from the involuntary salary reduction which vest in two equal annual installments commencing one year from the date of grant and those options granted from the voluntary salary reduction which vest in one installment commencing one year from the date of grant. All options granted to the Named Executive Officers terminate ten years after the grant date, subject to earlier termination in accordance with the 1997 Plan and the applicable option agreement. In the event of a change in control of the Company (as defined in the 1997 Plan), all outstanding unvested options, including those options included in this table, will become immediately vested, unless a provision is made for the continuation of such options pursuant to the applicable provisions of the 1997 Plan.

(2)
Under the terms of the 1997 Plan, the exercise price of both incentive and non-qualified stock options may be no less than the closing price of the Common Stock for the trading day immediately preceding the grant date.

(3)
Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on future performance of the Common Stock.

Option Exercises and Fiscal Year-End Values

        The following table provides information regarding the exercises of options by each of the Named Executive Officers during fiscal 2003. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2003 and the value of "in-the-money" options as of that date. An option is "in-the-money" if the per share fair market value of the underlying stock exceeds the option exercise price per share.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End
					Value of the Unexercised In-The-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Martin J. Reid	—	—	211,041	85,559	$271,405	$292,274
Debra L. Nelson	20,000	$83,395	60,237	31,064	$82,724	$100,540
Angelo V. Alioto	—	—	41,522	32,342	$32,127	$70,678
Julian G. Blake, Ph.D.	—	—	83,855	44,095	$58,696	$121,538
Robert P. Dolan	—	—	33,507	30,525	$33,398	$101,147

(1)
The value of unexercised in-the-money options at December 31, 2003 is based on the difference between the fair market value for the Company's Common Stock of $11.25 (the closing sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 2003) and the per share option exercise price, multiplied by the number of shares of Common Stock underlying such options.

Employment Contracts and Change of Control Arrangements

        The Company has an employment agreement with Martin J. Reid. This agreement provides that Mr. Reid is to serve as President and Chief Executive Officer of the Company until December 31, 2006, at an annual base salary of $220,000, subject to change from time to time as determined by action of the Board of Directors. The agreement also provides that Mr. Reid will be paid bonuses as are determined from time to time by the Board or its Compensation Committee in its discretion, taking into account, among other factors, Mr. Reid's performance and the Company's performance. See "Report of Compensation Committee on Executive Compensation—Annual Incentive Bonuses." In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. This agreement also contains a one-year post termination non-competition provision.

        In September 1999, the Company entered Change of Control Agreements with Martin J. Reid and Debra L. Nelson. In the event that Mr. Reid's or Ms. Nelson's employment is terminated in connection with a Change of Control of the Company, they will be paid a lump sum equal to (i) twice the highest annual salary for the preceding three year period for Mr. Reid and (ii) the highest annual salary for the preceding three year period for Ms. Nelson. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under the agreements, each of Mr. Reid and Ms. Nelson will also be provided health benefits for a period of time following termination or until the date they become eligible for such coverage offered by a subsequent employer if earlier. Mr. Reid is entitled to these benefits for two years and Ms. Nelson is entitled to these benefits for one year. These severance compensation and benefits shall replace, and be provided in lieu of any severance compensation and benefits that may be provided under any other agreement.

        All of the Company's employees are subject to certain confidentiality and non-competition obligations. Each employee has also agreed that all inventions, discoveries and developments which may be used in the Company's business and that are developed by such employee during his or her employment with the Company are the Company's property and the employee will assign his or her rights therein to the Company.

        In the event of an "Acquisition" of the Company (as defined in the 1993 and 1997 Plans), all outstanding unvested options will become immediately vested, unless provision is made for the continuation of such options pursuant to the applicable provisions of the 1993 and 1997 Plans.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee consists of Leslie B. Lewis and Robert L. Gable, both non-employee, independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review, approve and make recommendations regarding the Company's compensation policies, practices and procedures to help ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further to administer stock and employee benefit plans.

Base Salary and Benefits

        The compensation philosophy of the Company is to maintain executive base salary at a competitive level to enable the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals. In determining appropriate base salary levels and other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience, past accomplishments, and data obtained through participation in industry surveys, as well as by monitoring developments in key industries such as the semiconductor industry. Periodic adjustments in base salary relate to individual performance against pre-established objectives and to competitive factors. Executive officers are also entitled to participate in benefit plans generally available to employees.

Annual Incentive Bonuses

        The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee of the Board, in its discretion, may award bonuses to executive officers, and the Company pays bonuses based on each executive officer's progress toward completing the established goals and financial performance goals for the Company.

Stock Options

        The Compensation Committee believes that granting stock options on an ongoing basis provides officers with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success. Options are granted to all permanent employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of pre-established goals, but also the number and term of options previously granted to the officer. In addition, the Company usually makes a significant grant of options when an executive officer joins the Company. The Compensation Committee determines the size of option grants to executive officers.

Chief Executive Officer's Compensation

        Martin J. Reid was appointed to the position of President and Chief Executive Officer effective December 1, 1997, and continues his employment with the Company under an employment agreement which terminates on December 31, 2006. Mr. Reid was paid an annual base salary of $237,935 for the first half of 2003, however, his actual pay was reduced during the second half of 2003 due to the Company's cost savings initiatives. Mr. Reid's base pay is also subject to change from time to time by action of the Board.

The agreement also provides that Mr. Reid will be paid bonuses as are determined from time to time by the Board or its Compensation Committee in its discretion, taking into account, among other factors, Mr. Reid's performance and the Company's performance. See "—Annual Incentive Bonuses." Mr. Reid did not receive a bonus in 2003. In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. On December 1, 1997, Mr. Reid was granted options to purchase 140,000 shares of common stock at fair market value on the date of grant. Of the 140,000 options granted to Mr. Reid, 35,000 vested immediately and the remaining 105,000 vested in three equal annual installments commencing one year from the grant date. In addition, on February 4, 1999, January 4, 2000, January 4, 2001, August 7, 2001, December 3, 2001, June 17, 2002, February 6, 2003, August 26, 2003 and September 1, 2003 Mr. Reid was granted options to purchase 50,000, 50,000, 6,000, 30,000, 4,083, 30,000, 15,000, 9,517 and 6,000 shares each of Common Stock at fair market value of the date of grant. The options vest in four equal annual installments commencing one year from the grant date, except the options of 9,517 shares which vest in two equal installments and the options of 6,000 shares which vest in one installment.

        In September 1999, the Company entered into a Change of Control Agreement with Mr. Reid. In the event that Mr. Reid's employment is terminated in connection with a Change of Control of the Company, Mr. Reid will be paid twice his highest annual salary during the preceding three year period. Annual salary includes base salary and bonus and excludes reimbursements and amounts attributable to stock options and other non-cash compensation. Under this agreement, Mr. Reid will also be provided health benefits until the earlier of two years following his termination or the date he becomes eligible for such coverage offered by a subsequent employer. These severance compensation and benefits shall replace, and be provided in lieu of any severance compensation and benefits that may be provided under any other agreement.

        Mr. Reid's salary and bonus structure is consistent with that received by his counterparts in similar-sized companies in semiconductor-related industries and other comparable companies.

                      The Compensation Committee:

                      Robert L. Gable
                      Leslie B. Lewis

REPORT OF AUDIT COMMITTEE

        The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements prescribed by applicable law and the rules of the SEC for Audit Committee Membership and are "independent directors" as defined in NASD Rule 4200(a)(15), has furnished the following report:

        The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its external audit process. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board that complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASD. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A copy of the Restated and Amended Audit Committee Charter is attached as Appendix A to this Proxy Statement. As more fully described in the Charter, the Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for the fiscal year ended December 31, 2003, the Audit Committee took the following actions:

  •
  Reviewed and discussed the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year with management and KPMG LLP, the Company's independent auditors;

  •
  Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and KPMG LLP;

  •
  Discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

  •
  Received written disclosures and a letter from KPMG LLP regarding its independence as required by the Independence Standards Board Standard No. 1. The Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

        Based on the Audit Committee's review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

                      The Audit Committee:

                      Leslie B. Lewis
                      Lamberto Raffaelli
                      Cosmo S. Trapani

PERFORMANCE GRAPH

        The following graph compares the annual cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on January 1, 1999 and plotted at the end of each fiscal year thereafter, in each of (i) the Company's Common Stock, (ii) the Nasdaq Stock Market, and (iii) the Media General Financial Services SIC Code Index 3674—Semiconductors, Related Devices—which consists of other companies in the semiconductor industry. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

Relative Dollar Values

	1/1/99	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Ibis Technology Corporation	$100.00	$469.82	$182.25	$140.78	$44.50	$106.51

SIC Code Index	$100.00	$215.16	$159.87	$129.75	$61.05	$114.88

Nasdaq Market Index	$100.00	$176.37	$110.86	$88.37	$61.64	$92.68

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

Certain Transactions

        In 2003, the Company was not a party to any transaction or business relationship in which the amount involved exceeded $60,000 involving any of its officers, directors or 5% stockholders. Puglisi & Co. ("Puglisi"), a broker/dealer admitted to membership in the NASD, did receive an advisory fee from the Company in the amount of $54,035 in the Company's offering of public stock in October 2003. According to a Schedule 13G filed jointly on February 10, 2003 with the Securities and Exchange Commission, Mr. Jeffrey J. Puglisi, Puglisi & Co., Inc., and Puglisi Capital Partners, L.P. were the beneficial owners of approximately 7.7% of Ibis' common stock. Mr. Jeffrey J. Puglisi is the President of Puglisi & Co., Inc. and the managing member of JJP Partners, LLC, which is the general partner of Puglisi Capital Partners, L.P.

ELECTION OF DIRECTORS

(Notice Item 1)

        The Company's Restated Articles of Organization, as amended (the "Articles of Organization"), and Restated By-Laws (the "By-Laws") provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Articles of Organization and By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term which expires at the upcoming Meeting (the "Class I directors"), Donald F. McGuinness and Lamberto Raffaelli constitute a class with a term ending in 2005 (the "Class II directors") and Leslie B. Lewis and Cosmo S. Trapani constitute a class with a term ending in 2006 (the "Class III directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

        Pursuant to the Articles of Organization and By-Laws, on February 19, 2004 the Board of Directors voted to (i) nominate Dimitri Antoniadis, Robert L. Gable and Martin J. Reid (the Class I directors) for election at the Meeting for a term of three years to serve until the 2007 Annual Meeting of Stockholders, and until their respective successors have been elected and qualified. Donald F. McGuinness and Lamberto Raffaelli (the Class II directors) and Leslie B. Lewis and Cosmo S. Trapani (the Class III directors) will serve until the Annual Meetings of Stockholders to be held in 2005 and 2006, respectively, and until their respective successors have been elected and qualified.

        Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as director of such nominee. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that the nominee will be unable or unwilling to serve.

        The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

        THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DIMITRI ANTONIADIS, ROBERT L. GABLE AND MARTIN J. REID AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INCREASE IN THE AGGREGATE NUMBER OF SHARES
FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE
COMPANY'S AMENDED AND RESTATED 1997 EMPLOYEE,
DIRECTOR AND CONSULTANT STOCK OPTION PLAN

(Notice Item 2)

General

        The Company's Board of Directors and its Stockholders approved the 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") in October 1997 and May 1998, respectively. A total of 750,000 shares of Common Stock were initially reserved for issuance under the 1997 Plan, and the Board of Directors and stockholders approved an amendment to the 1997 Plan to increase the aggregate number of shares to 1,350,000 in February 2001 and May 2001, respectively. The 1997 Plan may be amended by the Board of Directors or the Compensation Committee of the Board of Directors, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code), is subject to obtaining such Stockholder approval. The Board of Directors has voted to approve an amendment to the 1997 Plan to increase by 300,000 shares the aggregate number of shares of Common Stock for which stock options may be granted under the 1997 Plan. This amendment is being submitted for Stockholder approval at the Meeting to ensure continued qualification of the 1997 Plan under (i) Section 162(m) of the Code, (ii) Section 422 of the Code, and (iii) NASDAQ rules. The Board believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants.

Material Features Of The 1997 Plan

        Purpose and Administration of the 1997 Plan.    The purpose of the 1997 Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The 1997 Plan is administered by the Compensation Committee, which is composed entirely of independent directors. Subject to the provisions of the 1997 Plan, the Compensation Committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the 1997 Plan.

        Eligibility.    All employees, directors and consultants of the Company and its affiliates (approximately 86 people) are eligible to participate in the 1997 Plan. Options granted under the 1997 Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the 1997 Plan to employees of the Company and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. Under the terms of the 1997 Plan, following each annual meeting of stockholders of the Company, each non-employee director then serving is automatically granted a non-qualified option to purchase 1,250 shares of Common Stock and each new non-employee director is automatically granted a non-qualified stock option to purchase 1,250 shares of Common Stock upon election to the Board. These options vest in full immediately prior to the date of the annual meeting following the grant date and have an exercise price equal to the fair market value of the Common Stock on such grant date.

        Terms of Options.    The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company by an employee may not exceed $100,000. Incentive stock options granted under the 1997 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of options granted to an employee holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the 1997 Plan may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant. Incentive stock options granted under the 1997 Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the 1997 Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

        An incentive stock option granted under the 1997 Plan may, at the Compensation Committee's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the 1997 Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of death or disability (plus a pro rata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. Generally, in the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

        Effect of Certain Corporate Events.    If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the 1997 Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company under the 1997 Plan (the "Successor Board"), shall, as to outstanding options under the 1997 Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionholder upon exercising an option under the 1997 Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

        Amendment of Plan.    The 1997 Plan may be amended by the Stockholders of the Company. The 1997 Plan may also be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Section 422 of the Code, is subject to obtaining such Stockholder approval.

        Stock Subject to the 1997 Plan.    As of December 31, 2003, an aggregate of 1,291,751 shares had been issued upon the exercise of options or are issuable upon the exercise of options outstanding under the 1997 Plan. If options granted under the 1997 Plan expire, are cancelled or otherwise terminate without being exercised, the shares of common stock subject to such expired, cancelled or terminated options will then become available for grant again under the 1997 Plan.

Federal Income Tax Considerations

        Incentive Stock Options.    An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an incentive stock option. Optionees who do not dispose of their shares for two years following the date the incentive stock option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies both such holding periods upon a sale of the shares, the Company will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares either within two years after the date of grant or within one year from the date of exercise (referred to as a "disqualifying disposition"), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. Any ordinary income recognized by the optionee upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. The difference between the option exercise price and the fair market value of the shares on the exercise date of an incentive stock option is an adjustment in computing the optionee's alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to optionees subject to the alternative minimum tax.

        Nonstatutory Stock Options.    Options not designated or qualifying as incentive stock options will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally does not recognize taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee's holding period is more than 12 months. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder. No tax deduction is available to the Company with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

        Other Tax Consequences.    The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 1997 Plan; tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1997 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

        The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve the increase in the aggregate number of shares of Common Stock available under the 1997 Plan.

        THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 1997 PLAN TO INCREASE BY 300,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE 1997 PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT PUBLIC ACCOUNTANTS

(Notice Item 3)

        The Audit Committee of the Board of Directors has appointed KPMG LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2004. The Board proposes that the Stockholders ratify this appointment. KPMG LLP audited the Company's financial statements for the fiscal year ended December 31, 2003. The Company expects that representatives of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit and Non Audit Fees

        The following table presents fees for professional services rendered by KPMG LLP and billed to us for the audit of the Company's annual financial statements for the years ended December 31, 2002 and December 31, 2003 and fees billed for other services rendered by KPMG LLP during those periods.

Fees	Fiscal 2003	Fiscal 2002
Audit Fees	$74,000	$52,650
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	$24,000	$30,000

Totals	$98,000	$82,650

        Audit Fees.    Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Form 10-Q filings and Form S-8 consent procedures.

        Audit-Related Fees.    Audit-related services include fees for consultations concerning financial accounting and reporting matters.

        Tax Fees.    Tax services include fees for tax compliance, tax advice and tax planning.

        All Other Fees.    The Company paid KPMG LLP approximately $24,000 and $30,000 for services rendered in connection with public offerings of its common stock that were completed in 2003 and 2002, respectively.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

        The Audit Committee's policy is to pre-approve all audit and allowable non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee may delegate the authority to grant pre-approval of auditing or allowable non-audit services to one or more members of the Audit Committee. Each pre-approval decision pursuant to this delegation will be presented to the full Audit Committee at its next scheduled meeting for ratification. All audit or allowable non-audit related fees described above were approved by the Audit Committee prior to services being rendered.

        The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants. In the event that ratification of the appointment of KPMG LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS

        To be considered for inclusion in the proxy statement relating to the Annual Meeting of Stockholders to be held in 2005, stockholder proposals must be received no later than November 29, 2004. To be considered for presentation at such meeting, although not included in the proxy statement, proposals must be received no later than March 29, 2005 and no earlier than February 27, 2005. All stockholder proposals should be marked for the attention of Clerk, Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, MA 01923.

ANNUAL REPORT

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, may be obtained by any stockholder without charge at their request by writing to:

      Investor Relations
      Ibis Technology Corporation
      32 Cherry Hill Drive
      Danvers, Massachusetts 01923

        WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

Debra L. Nelson Clerk
March 31, 2004

Appendix A

IBIS TECHNOLOGY CORPORATION BOARD OF DIRECTORS
RESTATED & AMENDED AUDIT COMMITTEE CHARTER

        The Audit Committee shall be appointed by the Board of Directors and shall meet the size, independence and experience requirements of applicable statutes and regulations and NASDAQ Listing Standards as may be in effect from time to time. The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to the shareholders, potential shareholders and the investment community with respect to its oversight of:

  •
  The quality and integrity of the Company's financial reporting and financial statements;

  •
  The performance of the Company's system of internal controls;

  •
  The independent accountant's qualifications, independence and performance; and

  •
  The Company's system of compliance and business conduct.

        In meeting its responsibilities, the Audit Committee shall assess the information provided by the Company's management and its independent accountants, in accordance with its business judgment. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company's financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent accountant's report.

I.    Structure and Membership

  •
  The Audit Committee shall consist of at least three members of the Board of Directors.

  •
  Except as permitted by the applicable rules of The Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder), each member of the Audit Committee shall be "independent" as defined by such rules and Act.

  •
  Each member of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, at the time of his or her appointment to the Audit Committee. At least one member of the Audit Committee shall be a "financial expert" as defined by applicable Nasdaq and SEC rules. All members of the Audit Committee shall participate in continuing education programs as set forth in applicable Nasdaq rules.

  •
  Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.

  •
  The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director's fees.

  •
  Members of the Audit Committee shall be appointed by the Board of Directors. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

        The Audit Committee shall:

II.    General

  •
  Meet in conjunction with each regularly scheduled meeting of the Board of Directors, or more frequently as circumstances require. The Audit Committee shall keep such records of its meetings as it deems appropriate.

  •
  Review and assess the Committee's activities and the adequacy of this charter, on an annual basis, to evaluate its performance and ensure it is meeting its responsibilities to the Board of Directors.

  •
  Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

  •
  Request and review such reports and receive such assistance from management as it may from time to time require in carrying out its assigned responsibilities.

  •
  Engage independent counsel and other advisors as it determines is necessary to carry out its duties and conduct or authorize investigations into any matters within its scope of responsibilities. Without further action from the Board of Directors, the Company shall provide appropriate funding for such advisors as determined by the Committee.

  •
  Prepare and approve for inclusion in the Company's annual proxy statement the Audit Committee report required by SEC rules.

  •
  Undertake from time to time such additional activities within the scope of the Committee's primary functions, as the Committee deems appropriate, including investigations, and with the authority to request any officer, employee, or advisor of the Company meet with the Audit Committee or any advisors engaged by the Audit Committee.

III.    Quality and Integrity of Financial Reporting

  •
  Provide oversight of the financial reporting process, which shall include the following:

  •
  Review management's process for ensuring the quality and integrity of the financial reports.

  •
  Review the Company's critical accounting policies and reporting controls and procedures.

  •
  Direct the Company's independent accountant to (i) review the Company's interim and annual financial statements, MD&A, footnotes and other associated required communications and (ii) discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the accountant's review of interim financial information which are required to be discussed by Statement or Auditing Standards Nos. 61, 71 and 90.

  •
  Direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent accountant's review of interim financial information.

  •
  Review with management and the independent accountant at the completion of the annual audit the independent accountant's audit of the financial statements and report thereon, any serious difficulties or disputes with management encountered during the course of the audit and other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards.

  •
  Review with management press releases related to the Company's financials.

IV.    System of Internal Controls

  •
  Coordinate the Board of Director's oversight of the Company's internal accounting controls, the Company's disclosure controls and procedures and the Company's code of conduct. The Audit Committee shall receive and review the reports of the CEO and CFO required by Section 302, and management's certifications under Section 906 and attestation under 404 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder) and Rule 13a-14 of the Exchange Act.

  •
  Review with management, the independent accountant and the Chief Financial Officer the quality and adequacy of internal controls that could significantly affect the Company's financial statements.

  •
  Review with management, the independent accountant and the Chief Financial Officer issues related to the system of internal controls, including significant audit findings and recommendations, together with management's response.

V.    Performance of Annual Audit

  •
  Review with management and the Chief Financial Officer the charter, plans, activities, staffing and organizational structure of the financial function.

  •
  Review the effectiveness of the financial function, including compliance with professional standards.

  •
  Review with the Chief Financial Officer and the independent accountant the completeness of coverage of key business controls and risk areas, including the effective use of audit resources and scope of the audit plan.

  •
  Periodically, at least quarterly, meet separately with the Chief Financial Officer to cover any matters that should be discussed in private. Meet separately with members of management when necessary.

VI.    Independent Accountant Qualifications, Independence and Performance

  •
  Ensure the independence of the independent accountant by reviewing and discussing with the Board of Directors, if necessary, any relationships between the independent accountant and the Company, or any other relationship that may adversely affect the accountant's independence.

  •
  Solely and directly, appoint, and/or dismiss, approve the compensation and provide oversight of the work of the independent accountant employed by the Company for the purpose of preparing or issuing the Company's annual audit report or related work. The Audit Committee in its discretion, may seek shareholder ratification of the independent accountants.

  •
  Review the scope and approach of the annual audit with the independent accountant.

  •
  Pre-approve all auditing services and allowable non-audit services provided to the Company by the independent accountant. The Committee may delegate the authority to grant pre-approval of auditing or allowable non-audit services to one or more members of the Committee. Each pre-approval decision pursuant to this delegation will be presented to the full Committee at its next scheduled meeting for ratification. The Audit Committee shall cause the Company to disclose in its periodic SEC reports the approval of any non-audit services to be performed by its independent accountants.

  •
  From time to time, obtain and review reports from the Company's independent accountant on:

  •
  The Company's critical accounting policies and practices;

  •
  All alternative treatments of financial information permitted within generally accepted accounting principles related to material items that have been discussed with management, the ramifications of the use of such treatments and the treatment preferred by the independent accountant;

  •
  All other material written communications between the independent accountant and management; and

  •
  all other required communications.

  •
  Review with the independent accountant and management the Company's audited financial statements and any disagreement with the Company's annual reporting and ensure resolution.

  •
  Consider whether it will recommend to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report in Form 10-K.

  •
  Periodically, at least quarterly, meet separately with the independent accountant to cover any matters that should be discussed in private.

VII.    System of Compliance and Business Conduct

  •
  Review with the Company's general counsel and others any legal, tax or regulatory matters that may have a material impact on Company operations and the financial statements, related Company compliance policies and programs and reports received from regulators. Review the Company's process for communicating a code of ethical conduct.

  •
  Establish procedures for:

  •
  The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

  •
  The confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

  •
  Review and approval of transactions with the Company in which directors or officers of the Company have an interest.

  •
  Provide oversight of the process of administering the political action committees and review reports on the status and results of such committees.

VIII.    Additional Powers

  •
  The Audit Committee will have such other duties as may be delegated from time to time by the Board of Directors.

As adopted, effective February 19, 2004.

V    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    V

PROXY

Please mark your votes like this ☒

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF IBIS TECHNOLOGY CORPORATION

The Board of Directors recommends a vote FOR all of the proposals.

		FOR	WITHHOLD AUTHORITY
1.	ELECTION OF THREE (3) CLASS I DIRECTORS:	☐	☐
(To withhold authority to vote for any individual nominee, strike a line through that nominees's name in the list below)

Dimitri Antoniadis, Robert L. Gable and Martin J. Reid.

2.	PROPOSAL TO AMEND THE 1997 PLAN TO INCREASE BY 300,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED UNDER THIS PLAN.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	PROPOSAL TO RATIFY APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.
COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:
Signature	Signature	Date
NOTE: Please sign exactly as names appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

V    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    V

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

IBIS TECHNOLOGY CORPORATION

The undersigned hereby appoints Martin J. Reid and Debra L. Nelson, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Ibis Technology Corporation (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 2004 Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts, at 10:00 a.m. local time on Thursday, May 13, 2004, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

(Continued, and to be marked, dated and signed, on the other side)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
GENERAL INFORMATION
SHARE OWNERSHIP
MANAGEMENT
EXECUTIVE COMPENSATION
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF AUDIT COMMITTEE
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
IBIS TECHNOLOGY CORPORATION BOARD OF DIRECTORS RESTATED & AMENDED AUDIT COMMITTEE CHARTER